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                                                                     EXHIBIT 4.6

                            NOTE EXCHANGE AGREEMENT

     This AGREEMENT dated as of December 17, 1999, is made and entered into among MODEM MEDIA.POPPE TYSON, INC., a Delaware corporation (the "Purchaser"), VIVID HOLDINGS, INC., a Delaware corporation (the "Company"), and the holder (the "Holder") of promissory note or notes issued by the Company, as maker, with aggregate principal amount specified on the signature page hereto (collectively, the "Note").

                                   RECITALS

     WHEREAS, the Purchaser, a subsidiary of Purchaser (the "Acquisition Sub"), the Company and a subsidiary of the Company (the "Operating Sub") are entering into an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith under the terms of which Acquisition Sub will merge with and into the Company, with the Company surviving and becoming a wholly-owned subsidiary of the Purchaser (the "Merger");

     WHEREAS, it is a condition to the consummation of the Merger Agreement (the "Closing") that the promissory notes issued by the Company, as maker, to Computer Associates International, Inc. and to a lender code named XYZ Corp. shall be paid in full in cash, and that all other outstanding promissory notes (including the Note) issued by the Company, as maker, be exchanged for shares of Class A common stock of the Purchaser, par value $.001 per share (the "Purchaser Common Stock"); and

     WHEREAS, Holder wishes to exchange its Note for shares of Purchaser Common Stock at the Effective Time (as defined in the Merger Agreement) on the terms specified herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

     Section 1.  Exchange of Notes.   (a) Holder, the Company and Purchaser
agree that, at the Effective Time, by virtue of the Merger and without any action on the part of Holder, the Note shall be exchanged for such number of fully paid and nonassessable shares of Purchaser Common Stock as equals the quotient of (x) the sum of the aggregate principal amount of the Note plus any accrued but unpaid interest on the Note through the date of the Closing divided by (y) the Stock Value (as defined in the Merger Agreement) (such shares to be received, the "Note Consideration").
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     (b)  At the Effective Time, the Holder, upon surrender to the Purchaser of the Note, shall be entitled to receive the Note Consideration. Until so surrendered, the Note shall, after the Effective Time, represent for all purposes only the right to receive such Note Consideration.

     (c) No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Note pursuant to this Section and no dividend, stock split or other change in the capital structure of Purchaser shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares of Purchaser Common Stock, any Holder who would otherwise have been entitled to a fraction of a share of Purchaser Common Stock upon surrender of Note for exchange pursuant to this Section will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Stock Value. For purposes of this Section, a Note represented by two or more promissory notes may be aggregated, and in no event shall any Holder be paid an amount of cash in respect of more than one share of Purchaser Common Stock.

     Section 2. Limitations on Transfer. Holder agrees that the former employees and other security holders of the Company will, in any day, collectively transfer no more than 6,000 shares of Purchaser Common Stock which they received in connection with the Merger, including shares received by the Holder in exchange for the Note. The allocation of the 6,000 share per day limit will be determined by Mr. Craig Wingate or, if he is unavailable, by other officers designated by Purchaser. Holder agrees to comply with whatever reasonable sales procedures may be adopted by Purchaser to comply with these limits. For purposes of this Section, "transfer" means (i) to sell, pledge or contract to sell any Purchaser Common Stock, (ii) to sell any option or contract to purchase, purchase any option or contract to sell or otherwise transfer or dispose of any Purchaser Common Stock or securities exchangeable or convertible for Purchaser Common Stock, or (iii) to enter into any swap, derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Purchaser Common Stock.

     Section 3. Piggyback Registration Rights. (a) If Purchaser proposes to register any Purchaser Common Stock under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Purchaser Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of Purchaser or (C) in connection with a direct or indirect acquisition by Purchaser of another entity), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 3(b), give prompt written notice at least 20 days prior to the

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anticipated filing date of the registration statement relating to such registration to Holder, which notice shall set forth Holder's rights under this Section and shall offer Holder the opportunity to include in such registration statement such number of shares of Registrable Stock as Holder may request. Upon the written request of Holder made within 10 days after the receipt of notice from Purchaser (which request shall specify the number of shares of Registrable Stock intended to be disposed of by Holder), Purchaser will use its best efforts to effect the registration under the Securities Act of all Registrable Stock which Purchaser has been so requested to register by Holder, to the extent requisite to permit the disposition of the Registrable Stock so to be registered; provided that (x) if Holder requests to be included in Purchaser's registration, Holder must sell its Registrable Stock to the underwriters selected by Purchaser on the same terms and conditions as apply to Purchaser and
(y) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 3(a) and prior to the effective date of the registration statement filed in connection with such registration, Purchaser shall determine for any reason not to register such stock, Purchaser shall give written notice to Holder and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration.

     (b) If, in any registration pursuant to this Section, the managing underwriter advises Purchaser that, in its view, the number of shares of Purchaser Common Stock that Purchaser and its stockholders (including Holder) intend to include in such registration exceeds the largest number of shares of Purchaser Common Stock which can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Maximum Offering Size"), then Purchaser will include in such registration, in the following priority, up to the Maximum Offering Size

          (i) first, all shares of Purchaser Common Stock proposed to be registered by Purchaser and other Purchaser stockholders having demand or piggyback registration rights on the date hereof (other than the Vivid Rollover Stock) up to the Maximum Offering Size; and

          (ii) second, all Registrable Stock requested to be included in such registration by Holder and all Vivid Rollover Stock requested to be included in such registration by the holders thereof (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among Holder's Registrable Stock and the Vivid Rollover Stock on the basis of the relative number of shares of Registrable Stock so requested to be included in such registration).

     (c) Purchaser will pay all registration and filing fees in connection with each registration of Registrable Stock requested pursuant to this Section. Holder

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will pay the fees and expenses of any legal counsel retained by Holder and any underwriting fees, discounts or commissions attributable to the sale of Registrable Stock of Holder. Purchaser agrees to indemnify Holder with respect to any registration of Holder's Registrable Stock pursuant to this Section on the same basis as the Purchaser agreed to indemnify other Purchaser stockholders having demand or piggyback registration rights on the date hereof.

     (d) For purposes of this Section, the following terms have the following meanings:

     "Registrable Stock" means any shares of Purchaser Common Stock until (i) a registration statement covering such shares has been declared effective by the Securities and Exchange Commission and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares are sold under circumstances in which all of the applicable conditions of Rule 144 are met or under which they may be sold pursuant to Rule 144(k) or (iii) such shares are otherwise transferred, Purchaser has delivered a new certificate or other evidence of ownership for such shares not bearing the legend required pursuant to this Agreement and such shares may be resold without subsequent registration under the Securities Act. Purchaser agrees to use its best efforts to cause Rule 144 to be made available to Holder.

     "Vivid Rollover Stock" means Purchaser Common Stock received upon the conversion of Common Stock in connection with the Merger or in exchange for the promissory notes issued by the Company, as maker, to founders and third parties, including the Note.

     Section 4. Representations and Warranties. Holder represents and warrants to the Purchaser and the Company as follows:

     (a)  Holder has good and marketable title to the Note.

     (b) The Note is the only indebtedness for borrowed money owed by the Company or the Operating Sub to Holder.

     (c) Holder acknowledges and agrees with the Purchaser that the shares of Purchaser Common Stock to be received by Holder in exchange for the Note will not be registered under the Securities Act of 1933, as amended, (the "Securities Act") and may not be offered or sold except pursuant to registration or an exemption from the registration requirements of the Securities Act. Holder further agrees that he/she has not entered and will not enter into any transaction or arrangement with respect to the sale, transfer or delivery of the Purchaser Common Stock, other than pursuant to any transaction that does not require

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registration under the Securities Act. Holder represents that he/she is an
"accredited investor" as that term is defined in Regulation D promulgated under the Securities Act. Holder represents that he/she is a resident of the State of California and has no present intention of becoming a resident of any other state or jurisdiction. Holder has been given access to all Purchaser documents, records, and other information of the Purchaser, has received physical delivery of all such documents, records and information which such Holder has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Purchaser as well as the Purchaser's officers, employees, agents, accountants, and representatives concerning the Purchaser's business, operations, financial condition, assets, liabilities, and all other matters relevant to his investment in the Purchaser Common Stock to be received in exchange for the Note.

     Section 5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                        MODEM MEDIA.POPPE TYSON, INC.


                        By _____________________________________________
                            Name:
                            Title:


                        VIVID HOLDINGS, INC.


                        By ____________________________________________
                            Name:
                            Title:


                        HOLDER of a promissory note or notes issued by the Company, as maker, with aggregate principal amount of $_____________________



                        _______________________________________________
                        Name:



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